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                                                             Exhibit (h)(2)(vi)


                                 AMENDMENT NO. 1
                                     TO THE
                           SECOND AMENDED AND RESTATED
                          EXPENSE LIMITATION AGREEMENT

         AMENDMENT NO. 1 to the Second Amended and Restated Expense Limitation Agreement, dated as of September 1, 2000, between the Equitable Life Assurance Society of the United States ("Equitable" or the "Manager") and EQ Advisors Trust (the "Trust).

         The Manager and Trust hereby agree to modify and amend the Second Amended and Restated Expense Limitation Agreement (the "Expense Limitation Agreement"), dated as of May 1, 2000 between them as follows:

1. New Portfolios. The Manager and the Trust have determined to add the EQ/AXP New Dimensions Portfolio, EQ/AXP Strategy Aggressive Portfolio, FI Mid Cap Portfolio and EQ/Janus Large Cap Growth Portfolio ("New Portfolios") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to each New Portfolio as set forth in the attached schedule.

2. Name Changes. Certain of the Portfolios' names shall be changed as follows:

         Current Name                                     New Name
         ------------                                     --------
         BT International Equity Index Portfolio          EQ International Equity Index Portfolio*

         BT Small Company Index Portfolio                 EQ Small Company Index Portfolio*

         Warburg Pincus Small Company Value Portfolio     FI Small/Mid Cap Value Portfolio**

         *Effective October 6, 2000.  **Effective July 24, 2000.

3.       Paragraph 2.1 of the Agreement:

                  Reimbursement. If in any year during which the total assets of a Portfolio are greater than $100 million and in which the Management Agreement is still in effect, the estimated aggregate Portfolio Operating Expenses of such Portfolio for the fiscal year are less than the Maximum Annual. Operating Expense Limit for that year, subject to quarterly approval by the Trust's Board of Trustees as provided in
         Section 2.2 below, the Manager shall be entitled to reimbursement by such Portfolio, in whole or in part as provided below, of the investment management fees waived or reduced and other payments remitted by the Manager to such Portfolio pursuant to Section 1 hereof. The total amount of reimbursement to which the Manager may be entitled (the "Reimbursement Amount") shall equal, at any time, the sum of all investment management fees previously waived or reduced by the Manager and all other payments remitted by the Manager to the Portfolio, pursuant to Section 1 hereof, during the reimbursement period indicated for each Portfolio in Schedule B, hereto, less any reimbursement previously paid by such Portfolio to the Manager, pursuant to Sections
         2.2 or 2.3 hereof, with respect to such waivers, reductions, and payments. The


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         Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

4. Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by the Amendment No. 1 to Schedule A attached hereto.

5. Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the portfolios of the Trust is hereby included in the Agreement.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

         EQ ADVISORS TRUST                  EQUITABLE LIFE ASSURANCE SOCIETY
                                            OF THE UNITED STATES


         By:                                By:
             ----------------------------       -------------------------------
               Peter D. Noris                     Brian S. O'Neil
               President and Trustee              Executive Vice President

                                 AMENDMENT NO. 1
                                   SCHEDULE A
                            OPERATING EXPENSE LIMITS

This Agreement related to the following Portfolios of the Trust:

                                                                  Maximum Annual
                                                                    Operating
Name of Portfolio                                                 Expense Limit

EQ/Alliance Premier Growth Portfolio                                   .90%
EQ/Alliance Technology Portfolio                                       .90%
EQ/AXP New Dimension Portfolio                                         .70%
EQ/AXP Strategy Aggressive Portfolio                                   .75%
BT Equity 500 Index Portfolio                                          .35%
Calvert Socially Responsible Portfolio                                 .80%
Capital Guardian International Portfolio                               .95%
Capital Guardian U.S. Equity Portfolio                                 .70%
Capital Guardian Research Portfolio                                    .70%
EQ/Evergreen Foundation Portfolio                                      .70%
EQ/Evergreen Portfolio                                                 .70%
FI Mid Cap Portfolio                                                   .75%
FI Small/Mid Cap Value Portfolio                                       .85%
  (fka the Warburg Pincus Small Company Value Portfolio)
EQ International Equity Index Portfolio                                .75%
  (fka BT International Equity Index Portfolio)
EQ/Janus Large Cap Growth Portfolio                                    .90%
J.P. Morgan Core Bond Portfolio                                        .55%
  (fka JPM Core Bond Portfolio)
Lazard Large Cap Value Portfolio                                       .70%
Lazard Small Cap Value Portfolio                                       .85%
Mercury Basic Value Equity Portfolio                                   .70%
  (fka Merrill Lynch Basic Value Equity Portfolio)
Mercury World Strategy Portfolio                                       .95%
  (fka Merrill Lynch World Strategy Portfolio)
MFS Emerging Growth Companies Portfolio                                .75%
MFS Growth with Income Portfolio                                       .70%
MFS Research Portfolio                                                 .70%
Morgan Stanley Emerging Markets Equity Portfolio                      1.50%
EQ/Putnam Balanced Portfolio                                           .65%
EQ/Putnam Growth & Income Value Portfolio                              .70%
EQ/Putnam International Equity Portfolio                              1.00%
EQ/Putnam Investors Growth Portfolio                                   .70%
EQ Small Company Index Portfolio                                       .50%
  (fka BT Small Company Index Portfolio)
T. Rowe Price Equity Income Portfolio                                  .70%
T. Rowe Price International Stock Portfolio                           1.00%



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                                 AMENDMENT NO.1
                                   SCHEDULE B
                              REIMBURSEMENT PERIOD


Five Year Reimbursement Period:

Name of Portfolios

BT Equity 500 Index Portfolio
EQ/Evergreen Foundation Portfolio
EQ/Evergreen Portfolio
FI Small/Mid Cap Value Portfolio
  (fka the Warburg Pincus Small Company Value Portfolio)
EQ International Equity Index Portfolio
  (fka BT International Equity Index Portfolio)
J.P. Morgan Core Bond Portfolio
  (fka JPM Core Bond Portfolio)
EQ/Janus Large Company Growth Portfolio
Lazard Large Cap Value Portfolio
Lazard Small Cap Value Portfolio
Mercury Basic Value Equity Portfolio
  (fka Merrill Lynch Basic Value Equity Portfolio)
Mercury World Strategy Portfolio
  (fka Merrill Lynch World Strategy Portfolio)
MFS Emerging Growth Companies Portfolio
MFS Growth with Income Portfolio
MFS Research Portfolio
Morgan Stanley Emerging Markets Equity Portfolio
EQ/Putnam Balanced Portfolio
EQ/Putnam Growth & Income Value Portfolio
EQ/Putnam International Equity Portfolio
EQ/Putnam Investors Growth Portfolio
EQ Small Company Index Portfolio
  (fka BT Small Company Index Portfolio)
T. Rowe Price Equity Income Portfolio
T. Rowe Price International Stock Portfolio

Three Year Reimbursement Period:

EQ/Alliance Premier Growth Portfolio
EQ/Alliance Technology Portfolio
EQ/AXP New Dimension Portfolio
EQ/AXP Strategy Aggressive Portfolio
Calvert Socially Responsible Portfolio
Capital Guardian International Portfolio
Capital Guardian U.S. Equity Portfolio
Capital Guardian Research Portfolio
FI Mid Cap Portfolio